UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 6, 2016

OncoCyte Corporation
(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Form 10 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On January 6, 2016, our Board of Directors, in consultation with the Compensation Committee and an independent executive compensation consultant, determined to increase the annual base salaries of certain of our executive officers for 2016 and awarded cash bonuses based on their compensation and performance during 2015.  The salary increases and bonuses were intended to bring executive compensation more closely in line with compensation paid by companies in a peer group located in the San Francisco Bay Area.

The new annual base salaries of our Chief Executive Officer, our Vice President of Research, and our Vice President of Marketing, and the cash bonuses awarded to them, are shown in the following table.

Name of Executive	Title	New Base Salary	Cash Bonus
William Annett	President and Chief Executive Officer	$380,000	$93,333
Karen Chapman	Vice President of Research	$230,000	$55,000
Kristine Mechem	Vice President of Marketing	$210,000	$25,000

In addition, the Board of Directors awarded our Chairman, Alfred D. Kingsley, a cash bonus of $100,000 based on his performance during 2015.  Mr. Kingsley served as our executive Chairman during 2015, but he is now serving only on our Board of Directors, as Chairman of the Board, and will be paid an annual cash fee of $50,000 and will receive an annual award of options to purchase 20,000 shares of OncoCyte common stock for his service in that capacity.  The annual cash fee will be payable, and the options when granted will vest and become exercisable, in four equal quarterly installments based upon Mr. Kingsley’s continued service as Chairman of the Board, in the case of the cash payment, or as a director, in the case of the option grant.

Appointment of New Compensation Committee Member

On January 6, 2016, our Board of Directors appointed Andrew Last to the Compensation Committee.  Mr. Last joined our Board of Directors during December 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: January 12, 2016	By:	s/Russell Skibsted
Russell Skibsted
Chief Financial Officer